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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Prospectus Supplement dated March 4, 1999 to the Registration Statement of Level 3 Communications, Inc. on Form S-3 of our report dated March 13, 1998, except Note 2 as to which the date is May 20, 1998, on our audits of the consolidated financial statements and financial statement schedules of RCN Corporation and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is incorporated by reference in the 1997 Annual Report on Form 10-K/A of Level 3 Communications, Inc., formerly Peter Kiewit Sons', Inc. We also consent to the reference to our firm in the Prospectus Supplement under the caption "Experts."

                                          PricewaterhouseCoopers LLP

                                          /s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 4, 1999